                                                                     Exhibit 5.1


                                McGuireWoods LLP
                         9 WEST 57TH STREET, SUITE 1620
                          NEW YORK, NEW YORK 10019-2602
                             TELEPHONE 212-548-2100
                             FACSIMILE 212-548-2150

June 15, 2001


On2 Technologies, Inc.
145 Hudson Street
New York, New York  10013

      Registration Statement on Form S-8

Ladies and Gentlemen:

      We refer to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by On2 Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 4,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), authorized and reserved for issuance under the Company's 2001 Employee Stock Purchase Plan (the "Plan").This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

      In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated By-Laws of the Company, as currently in effect, (v) a specimen certificate representing the Shares and (vi) the resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

      We do not express any opinion as to the laws of any jurisdiction, other than the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Plan, and certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

      We understand that this opinion is to be used in connection with the Company Registration Statement on Form S-8 relating to the Stock to be filed with the Securities and Exchange Commission under the Act.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

      The opinions expressed in this letter are solely for your information and use, and no other person may rely upon or otherwise use the opinions for any purpose without our express written consent.

                                    Very truly yours,

                                    /s/ McGuireWoods LLP

                                    McGuireWoods LLP